Exhibit 99.1

        Forward Air Corporation Declares Second Quarterly Cash Dividend

     GREENEVILLE, Tenn.--(BUSINESS WIRE)--April 28, 2005--Forward Air Corporation (NASDAQ:FWRD) today announced that its board of directors declared the Company's second quarterly cash dividend of $0.06 per share of common stock. The cash dividend will be paid on June 3, 2005 to shareholders of record at the close of business on May 20, 2005.

     About Forward Air

     Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 80 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

     Important Information

     This press release contains "forward-looking statements," as defined in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


     CONTACT: Forward Air Corporation, Greeneville
              Andrew C. Clarke, 423-636-7000
              aclarke@forwardair.com